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Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP & CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482 Fax: (303) 925-8709
	E-mail:	investorrelations@markwest.com
MarkWest Hydrocarbon, Inc.	Website:	www.markwest.com
1515 Arapahoe Street
Tower 2, Suite 700
Denver, CO 80202

MARKWEST ENERGY PARTNERS TO MERGE WITH
MARKWEST HYDROCARBON

        DENVER, CO—September 5, 2007—The board of directors of the general partner of MarkWest Energy Partners, L.P. (NYSE: MWE) and the board of directors of MarkWest Hydrocarbon, Inc. (AMEX: MWP) today announced that MarkWest Energy Partners and MarkWest Hydrocarbon have entered into a definitive redemption and merger agreement. The total value of the transaction is approximately $734 million.

        Under the terms of the agreement, MarkWest Hydrocarbon shareholders will receive aggregate consideration of approximately 15.4 million common units of MarkWest Energy Partners and cash of $240 million. This represents $61.12 per share of consideration to be received by the MarkWest Hydrocarbon shareholders based on the closing price of MarkWest Energy Partners units on September 5, 2007, a premium of 22%. The cash consideration will be paid pursuant to redemption of a corresponding number of MarkWest Hydrocarbon shares immediately prior to the merger.

        MarkWest Hydrocarbon shareholders may elect to receive the stated consideration of 1.285 common units of MarkWest Energy Partners plus $20.00 of cash, on a per share basis, or may elect to receive all cash, all common units, or a combination thereof, subject to pro ration and an equalization formula. It is anticipated that the common unit portion of consideration will be received tax free by MarkWest Hydrocarbon shareholders.

        In the transaction, the incentive distribution rights in MarkWest Energy Partners will be extinguished and MarkWest Hydrocarbon will become a direct, wholly owned subsidiary of MarkWest Energy Partners. Additionally, MarkWest Energy Partners will acquire interests in the general partner of MarkWest Energy Partners currently held by key management employees of MarkWest Energy Partners. In addition to allowing for the complete extinguishment of the incentive distribution rights, the acquisition of the general partner interest held by the key management employees will allow for the long-term incentive plans of MarkWest Energy Partners to be based upon common unit equity and thereby further align the interests of management and the unitholders. Other than the issuance of common units to acquire the outstanding shares of MarkWest Hydrocarbon and to acquire certain interests in the general partner of MarkWest Energy Partners, MarkWest Energy Partners does not anticipate issuing units to raise equity capital to consummate the merger. The transaction is expected to be accretive in 2008 to the MarkWest Energy Partners unitholders as measured by distributable cash flow per unit.

        The MarkWest Energy Partners management team will continue in their respective roles and will manage the combined company. Additionally, three members of the board of directors of MarkWest Hydrocarbon will join the board of directors of the general partner of MarkWest Energy Partners.

        "This merger is a tremendous win for all of our equity holders and will unlock substantial long-term value for MarkWest Energy Partners," said Frank Semple, President and Chief Executive Officer of MarkWest Energy Partners and MarkWest Hydrocarbon. "Our primary business objective is to provide superior and sustainable returns for our stakeholders, and this transaction will allow us to couple our customer-focused growth strategy with one of the lowest costs of capital in the MLP industry. The transaction addresses two major objectives of our growth strategy. First, and most importantly, the incentive distribution rights will be eliminated, which will significantly reduce our future cost of equity capital. Second, we will streamline our corporate structure and reduce the costly duplication of services required to maintain two public companies."

        "The merger will also greatly enhance our ability to compete for new acquisitions, will improve the return on our expansion projects, and, under reasonable growth assumptions, will be increasingly accretive to the unitholders," continued Mr. Semple. "We are tremendously excited about the future of MarkWest Energy Partners. More than 35,000 new gas wells are being drilled in the United States each year driven by increasing demand for clean burning natural gas and declining production from older wells. Midstream infrastructure and services will continue to be a critical part of the supply chain, and we will be in an excellent position to maintain consistent growth through acquisitions and further expansion of our core assets."

        The terms of the proposed transaction were unanimously approved by the conflicts committee, comprised of independent directors, appointed by the board of directors of the general partner of MarkWest Energy Partners, and by the deal committee, comprised of independent directors, appointed by the board of directors of MarkWest Hydrocarbon. Subsequently, with the recommendations of the conflicts committee and the deal committee, respectively, the board of directors of both the general partner of MarkWest Energy Partners and MarkWest Hydrocarbon unanimously approved the transaction. Additionally, the major shareholder of MarkWest Hydrocarbon has executed a voting agreement in support of the proposed transaction.

        The definitive agreement provides that shares exchanged for cash in the transaction will be redeemed by MarkWest Hydrocarbon immediately prior to the merger. The redemption and merger transactions are expected to close in late 2007 or early 2008, and are subject to approval of the unitholders of MarkWest Energy Partners and the shareholders of MarkWest Hydrocarbon, in addition to customary conditions and regulatory approvals, including reviews under the Hart-Scott-Rodino Antitrust Improvements Act.

        Financial advisors for the transaction are as follows: (1) Lehman Brothers for the conflicts committee of the board of directors of the general partner of MarkWest Energy Partners, (2) RBC Capital Markets for MarkWest Energy Partners, and (3) Merrill Lynch & Co. for the deal committee of the board of directors of MarkWest Hydrocarbon. Debt financing related to the transaction is being arranged by RBC Capital Markets.

        Legal counsel for the transaction are as follows: (1) Vinson & Elkins LLP and Morris, Nichols, Arsht & Tunnell LLP for MarkWest Energy Partners; (2) Andrews Kurth LLP for the conflicts committee of the board of directors of the general partner of MarkWest Energy Partners; (3) Hogan & Hartson LLP for MarkWest Hydrocarbon; and (4) Akin Gump Strauss Hauer & Feld LLP and Richards Layton & Finger, P.A. for the deal committee of the board of directors of MarkWest Hydrocarbon.

        MarkWest Energy Partners and MarkWest Hydrocarbon will host a conference call on Thursday, September 6, 2007, at 11:00 a.m. Mountain Time to discuss the proposed transaction. To participate in the call, please dial (888) 381-5772, passcode "MarkWest". To access the live internet webcast, please go to www.markwest.com, choose "Investor Relations", and then "Conference Call". A replay of the call will be available through Thursday, September 13, 2007, by dialing (800) 456-0339, no passcode required.

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        MarkWest Energy Partners, L.P. (NYSE: MWE), is a publicly-traded limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

        MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (NYSE: MWE). It also markets natural gas and NGLs.

        MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the "SEC") in relation to this transaction. Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC's website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities' investor relations department at (866) 858-0482, or by accessing their website at www.markwest.com.

        MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

        This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

        This press release includes "forward-looking statements" within the meaning of federal securities laws. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the Annual Report on Form 10-K/A for the year ended December 31, 2006, for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading "Risk Factors." We do not undertake any duty to update any forward-looking statement.

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MARKWEST ENERGY PARTNERS TO MERGE WITH MARKWEST HYDROCARBON